SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[x] Preliminary  Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule  14a-6(e)(2))
[ ] Definitive  Proxy Statement
[ ] Definitive  Additional  Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        NORTHEAST DIGITAL NETWORKS, INC.
              (FORMERLY KNOWN AS ELECTRONICS COMMUNICATIONS CORP.)
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:--------------------------

     3)  Filing Party:----------------------------------------------------------

     4)  Date Filed:------------------------------------------------------------

                        NORTHEAST DIGITAL NETWORKS, INC.

                   (FORMERLY ELECTRONICS COMMUNICATIONS CORP.)
                 425 BROAD HOLLOW ROAD, MELVILLE, NEW YORK 11747

                                 (516) 501-0466

                                 ---------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                DECEMBER __, 1998

                                 ---------------

         A special meeting of stockholders of Northeast Digital Networks, Inc., a Delaware corporation (the "Company") will be held at the Wyndham Wind Watch Hotel, 1717 Vanderbilt Motor Parkway, Hauppauge, Long Island, New York 11788, on ________, December __, 1998 at 10:00 A.M. local time, for the following purposes:

      1. To authorize and approve a one-for ______ reverse stock split of the issued and outstanding 25,452,825 shares of common stock, par value $.60 per share (the "Common Stock") thereby changing such shares of Common Stock into approximately _______ shares of Common Stock as well as to effect a one-for ______ reverse stock split of the shares of Common Stock reserved for issuance and/or issuable upon exercise of the Company's outstanding Class A Warrants and options and upon conversion of the Company's outstanding convertible notes, convertible debentures and Series C Preferred Stock and Series D Preferred Stock (Proposal One).

      2. To approve the issuance of additional shares of Common Stock to permit conversion in full of the Series D Preferred Stock (Proposal
           Two).

      3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

      Pursuant to the provisions of the By-Laws, the Board of Directors has fixed the close of business on Monday, November 9, 1998 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at the meeting or any adjournment thereof.

      Stockholders who do not expect to be present in person at the meeting are urged to date and sign the enclosed proxy and promptly mail it in the accompanying postage-paid envelope.

                                       By Order of the Board of Directors

                                       Joseph A. Rosio
                                       President

Dated: November 16, 1998

PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING BUT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

                        NORTHEAST DIGITAL NETWORKS, INC.

                   (FORMERLY ELECTRONICS COMMUNICATIONS CORP.)
                 425 BROAD HOLLOW ROAD, MELVILLE, NEW YORK 11747

                                 (516) 501-0466

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                         SPECIAL MEETING OF STOCKHOLDERS

                                DECEMBER __, 1998

                                 --------------


         This Proxy Statement of Northeast Digital Networks, Inc., a Delaware corporation (the "Company") is first being mailed to Stockholders on or about November __, 1998 in connection with the solicitation of proxies by the Company's Board of Directors to be voted at the Special Meeting of Stockholders of the Company to be held on ________, December __, 1998 at 10:00 A.M. (local time) at the Wyndham Wind Watch Hotel, 1717 Vanderbilt Motor Parkway, Hauppauge, Long Island, New York 11788. Accompanying this Proxy Statement is a Notice of Special Meeting of Stockholders, a form of Proxy, a copy of the Company's 1998 Annual Report on Form 10K-SB containing financial statements and related data, and a copy of the Company's quarterly report on Form 10QSB for the quarter ended September 30, 1998 also containing financial statements for the three months then ended.

         All proxies which are properly filled in, signed and returned to the Company prior to or at the Meeting will be voted in accordance with the instructions thereon. A proxy may be revoked by any stockholder giving the same prior to the exercise thereof by: (a) written notice delivered to the Company's principal offices prior to the commencement of the Meeting, (b) providing a signed proxy bearing a later date, or (c) appearing in person and voting at the Meeting. The Company intends to vote executed but unmarked proxies in favor of Proposal One and Proposal Two. Broker non-votes will be counted for purposes of determining a quorum but otherwise will be considered not represented with regard to voting on any matter with respect to which there is a broker non-vote. The Board has fixed the close of business on Monday, November 9, 1998 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the meeting or any adjournment thereof.

         The expenses of preparing, assembling, printing and mailing the form of proxy and the material used in solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no additional compensation therefor) to solicit proxies personally, and by telephone. The Company has requested banks, brokerage firms and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and will reimburse such persons for their services in doing so. In addition, the Company intends to retain the services of a professional proxy solicitation firm, Georgeson & Company, Inc. ("Georgeson"), or another similar firm to solicit proxies for fees and expenses not expected to exceed $15,000. Pursuant to its agreement with the Company, Georgeson will solicit proxies from brokers, banks and other institutional holders, non-objecting beneficial owners and individual holders of record of the Company's Common Stock.

VOTE REQUIRED, PRINCIPAL STOCKHOLDERS
AND STOCKHOLDINGS OF MANAGEMENT

         The Board of Directors has fixed the close of business on Monday, November 9, 1998 as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of, and to vote at the meeting or any adjournment thereof. At the Record Date, the Company had 25,452,825 shares of its Common Stock, $.60 par value (the "Common Stock") outstanding, the holders of which are each entitled to one vote per share. The presence in person or by proxy of at least a majority of the outstanding Common Stock of the Company is necessary to constitute a quorum at the meeting. Approval of (i) the one-for-________ reverse stock split (Proposal One), and (ii) the issuance of additional shares of Common Stock to permit full conversion of the Company's Series D Preferred Stock ("Proposal Two"), requires the affirmative vote of a majority of the issued and outstanding Common Stock.

         The following table sets forth, as of the November 9, 1998 record date, the number of shares of Common Stock owned beneficially to the knowledge of the Company by each director and by all officers and directors of the Company as a group and all persons, to the best of the Company's knowledge, that beneficially own five (5%) percent or more of the issued and outstanding Common Stock. The percentages have been calculated on the basis of treating as outstanding for purposes of computing the percentage ownership of a particular individual, all shares of Common Stock outstanding as of such date and all shares of Common Stock issuable to such individual in the event of exercise of outstanding options owned by such holder at such date which are exercisable within 60 days of such date. Shares issuable upon conversion of outstanding convertible notes and debentures and Series C Preferred Stock and Series D Preferred Stock are not deemed outstanding for these purposes as the number of shares of Common Stock issuable upon conversion of each such security fluctuates based on changes in the market price for the Common Stock. Except as indicated in the footnote to the table, each individual is the sole beneficial owner with sole voting rights and investment power with respect to the shares set forth opposite his name (except for shares issuable upon exercise of his options, none of which have been exercised).


Name and Address of                      Number of Shares            Percent
Beneficial Owner                        Beneficially Owned           of Class
-------------------                    --------------------          --------

Joseph A. Rosio                            423,817(1)                  1.6%
John P. Cassella                            66,667(2)                   **
Christopher J. Garcia                         -0- (3)                   --
Mal Gurian                                  45,000(4)                   **
Invest Quest, Inc.                       6,088,816(5)                 23.9%

All executive officers and
directors as a group
(four persons)                             535,484(1)(2)(3)(4)         2.0%

----------

* The address of each executive officer and director is c/o the Company, 425 Broad Hollow Road, Melville, New York 11747.

** Owns less than one (1%) percent.

         (1) Mr. Rosio is the Chairman of the Board, President, Chief Executive Officer and a Director of the Company. Includes 55,000 shares owned directly, 300,000 shares of Common Stock purchasable upon exercise of non-qualified options at exercise prices ranging from $1.453125 to $2.00 per share and 68,817 shares purchasable upon exercise of incentive stock options at an exercise price of $1.453125 per share. Does not include an additional aggregate 131,183 shares purchasable upon exercise of incentive stock options at an exercise price of $1.453125 per share, which options are first exercisable in 1999 (68,817 shares) and in 2000 (62,366 shares). All of these options have been granted pursuant to the October 30, 1997 Stock Option Plan.

         (2) Mr. Cassella is a Director of the Company. Includes 66,667 shares of Common Stock purchasable upon exercise of non-qualified options at an exercise price of $1.453125 per share. Does not include an additional 33,333 shares purchasable commencing November 1, 1999 upon exercise of non-qualified options at an exercise price of $1.453125 per share. All of these options have been granted pursuant to the October 30, 1997 Stock Option Plan.

         (3) Mr. Garcia is the Chief Financial Officer, Secretary and a Director of the Company. Mr. Garcia has been granted incentive stock options exercisable to purchase an aggregate 100,000 shares of Common Stock at an exercise price of $2.109375 per share. These options are first exercisable in 1999 (with respect to 47,407 shares), in 2000 (with respect to an additional 47,407 shares) and in 2001 (with respect to the balance). They were granted pursuant to the October 30, 1997 Stock Option Plan.

         (4) Mr. Gurian is a Director of the Company. Such 45,000 shares of Common Stock are purchasable upon exercise of non-qualified options at an exercise price of $1.453125 per share. Such options were granted pursuant to the October 30, 1997 Stock Option Plan.

         (5) Such shares were issued on approximately November 4, 1998 as a result of the conversion by such person of approximately $173,152 of outstanding principal and accrued interest of a 10% convertible promissory note (the "10% Convertible Note") of the Company held by such person. Does not include any additional shares that may be issued upon conversion of the remaining outstanding approximately $40,000 principal amount of the 10% Convertible Note, which amount does not include an interest that may accrue.


                        ACTION TO BE TAKEN AT THE MEETING

              APPROVE THE ONE-FOR-____________ REVERSE STOCK SPLIT

                                 (PROPOSAL ONE)

         The Board of Directors of the Company has adopted resolutions to effect a one-for-______ reverse stock split of the outstanding Common Stock, as well as to effect a one-for-_______ reverse stock split of the shares of Common Stock reserved for issuance and/or issuable upon exercise of the Company's outstanding Class A Warrants and options and upon conversion of the Company's outstanding convertible notes, convertible debentures and Series C Preferred Stock and Series D Preferred Stock.

         If this Proposal is adopted, certificates for new Common Stock will be issued in place of and upon surrender of certificates for old Common Stock on the basis of one new share of Common Stock for every ________ shares of old Common Stock surrendered. In connection with the reverse stock split, fractional shares of Common Stock will not be issued but any stockholder entitled to a fractional share will be issued one whole share of Common Stock therefor.

         On November 9, 1998, the record date (the "Record Date"), the Company had an aggregate 25,452,825 shares of Common Stock outstanding and an additional 7,250,415 shares of Common Stock reserved for issuance upon exercise of outstanding warrants and options. Therefore, assuming effectiveness of the proposed one-for-______ reverse stock split, the Company will have approximately ______ shares of new Common Stock outstanding and an additional approximately
_______ shares of Common Stock reserved for issuance upon exercise of outstanding warrants and options.

         On the Record Date, the Company had an aggregate $440,000 principal amount of convertible notes and convertible debentures outstanding as well as
21.15 shares of Series C Preferred Stock outstanding. All of these securities are convertible into shares of Common Stock at a conversion rate based upon a 35% discount from the five-day average closing bid price for the Common Stock preceding the date of conversion. The five-day average closing bid price for the Common Stock preceding the Record Date was $.15625. Based upon such conversion rate and such five-day average closing bid price, the convertible notes, convertible debentures and Series C Preferred Stock were convertible into 3,347,692, 984,615, and 20,824,615 shares of Common Stock (without giving effect to the proposed reverse stock split), respectively. In addition, on the Record Date, the Company had five hundred (500) shares of Series D Preferred Stock outstanding. The Series D Preferred Stock is eligible for conversion commencing on February 1, 1998 and converts at the conversion price equal to the lower of
(i) seventy-five (75%) percent of the average closing bid price of the Common Stock for the five (5) trading days immediately preceding the date on which the Company receives notice of conversion from a holder, or (ii) the closing bid price of the Common Stock on the date of issuance of the Series D Preferred Stock being converted.

         With the exception of the reduction in outstanding shares caused by the one-for-______ reverse stock split, the old Common Stock and the new Common Stock are identical. As was the case with the old Common Stock, holders of the new Common Stock will be entitled to dividends when and as declared by the Board of Directors from funds legally available therefor, and, upon liquidation will be entitled to share pro rata in any distribution to shareholders. Holders of the Common Stock (as was the case with holders of the Old Common Stock) will have one non-cumulative vote for each share held so that holders of more than 50% of the Common Stock will be able to elect all the directors and the remaining stockholders will be unable to elect any directors. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to either the new Common Stock or the old Common Stock. All of the outstanding shares of the old Common Stock are (and all of the shares of the Common Stock issued upon the reverse stock split will be) validly issued, fully paid and non-assessable.

         The reverse stock split will not effect any change in the rights of minority stockholders concerning a change in control or takeover of the Company.

Receipt of shares of new Common Stock upon surrender of old Common Stock in connection with the reverse stock split will not constitute taxable income to stockholders under federal income tax laws.

         As of the Record Date, the Company had approximately 7,296,760 shares of Common Stock authorized but unissued and unreserved for future issuances. Although there are no present plans or arrangements to issue any such shares, the Company will be required to arrange substantial additional financing in order to, among other things, build out and operate its planned PCS Systems. Any such financings, the availability of which cannot be assured, will in all likelihood require the Company to issue as part of the consideration therefor, additional shares of Common Stock and/or securities convertible into shares of Common Stock in amounts not presently ascertainable. Any such issuances could have a dilutive effect on the Company's stockholders. In addition, large numbers of the authorized but unissued and unreserved shares of Common Stock could be issued by management to counter unwanted hostile takeover attempts, even if such proposed takeovers are on terms advantageous to the existing stockholders.

REASONS FOR THE PROPOSED REVERSE STOCK SPLIT

         The Common Stock is currently quoted and traded in the over-the-counter market on the NASDAQ SmallCap Market under the symbol "GSMI." The NASDAQ Marketplace Rules provide that to be eligible for continued listing on NASDAQ, the Common Stock is required to maintain a minimum bid price of $1.00. The closing bid price for the Common Stock has been lower than $1.00 at all times in fiscal year 1999. The closing bid price for the Common Stock on the Record Date was $.15625 As a result, NASDAQ informed the Company that the Common Stock is subject to delisting. To attempt to stay the delisting, the Company on October 29, 1998 had a hearing with the NASDAQ Listing Qualifications Hearing Panel. Although NASDAQ has not informed the Company of the results of the hearing, in an attempt to increase the bid price of the Common Stock to $1.00 or more, the Board of Directors of the Company has authorized and recommends the proposed one-for-________ reverse stock split.

         It should be noted that even if the reverse stock split of the Common Stock is effected, no assurances can be given that it will trade at a market price at or above $1.00 per share or that it will continue to be listed on NASDAQ. The Board of Directors believes that the proposed reduction in the number of outstanding shares of Common Stock will afford a better opportunity for the market price for such securities to increase on a per share basis, although no assurances can be given that such will be the case. However, the Board of Directors believes that the failure to effectuate the proposed reverse stock split could significantly increase the possibility that the Common Stock will be delisted from trading on NASDAQ which would result in a limited trading market for such securities and thereby, in all likelihood, adversely affecting their liquidity.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" FOREGOING APPROVAL OF THE ONE-FOR-__________ REVERSE STOCK SPLIT.

                       APPROVAL OF ISSUANCE OF ADDITIONAL
                        SHARES OF COMMON STOCK TO PERMIT
               CONVERSION IN FULL OF THE SERIES D PREFERRED STOCK

                                 (PROPOSAL TWO)

         Rule 4310(c)(25)(H) of the Nasdaq Marketplace Rules (the "NASDAQ Rule"), prevents the Company from issuing a number of shares of Common Stock equal to or greater than twenty (20%) percent of the number of the Company's outstanding shares of Common Stock unless such issuance is either approved by the Company's shareholders at a shareholders' meeting or Nasdaq waives such requirement.

         Pursuant to a Subscription Agreement (the "Agreement") dated November 4, 1998, the Company commenced a best efforts offering (the "Offering") pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Act"), of a minimum of five hundred (500) shares and a maximum of five thousand (5,000) shares of its Series D Preferred Stock, par value $.01 per share, $1,000 stated value (the "Series D Preferred Stock"), at a purchase price of $1,000 per share.

         The Series D Preferred Stock pays a dividend (provided the Company has either sufficient surplus or net profits), at the rate of ten (10%) percent of the stated value per annum, payable upon conversion of the shares of Series D Preferred Stock, in cash or, at the option of the holders, in shares of Common Stock. The shares of the Series D Preferred Stock are non-voting prior to conversion, and, subject to certain limitations, are convertible commencing February 1, 1999 into shares of Common Stock of the Company, at a conversion price equal to the lower of (i) seventy-five (75%) percent of the average closing bid price of the Common Stock for the five (5) trading days immediately preceding the date on which the Company receives notice of conversion from a holder or (ii) the closing bid price of the Common Stock on the date of issuance of the Series D Preferred Stock being converted (the "Conversion Rate"). The terms of the Series D Preferred Stock permit the Company at any time, on five
(5) days prior written notice, to redeem the outstanding Series D Preferred Stock at a redemption price (the "Redemption Price"), equal to (i) the stated value and the accrued dividends thereon, multiplied by (ii) 133% percent.

         The terms of the Series D Preferred Stock provide that the Company shall not be required to issue more than twenty (20%) percent of the number of shares of Common Stock outstanding on the first date of issuance of any shares of Series D Preferred Stock upon conversion of the Series D Preferred Stock unless the stockholders of the Company have approved such issuance in accordance with NASDAQ Rule. In the event that the Company's stockholders have not approved the issuance of such additional shares of Common Stock, and twenty (20%) percent of the number of shares of Common Stock outstanding on the date of issuance of the Series D Preferred Stock have been issued upon conversion of the Series D Preferred Stock, then any holder of Series D Preferred Stock who is restricted from converting shall have the right to require the Company to redeem at the Redemption Price such holder's Series D Preferred Stock within five (5) business days after such redemption election.

         The Series D Preferred Stock also contains a penalty provision if the Company does not have a sufficient number of authorized shares of Common Stock available for conversion of the Series D Preferred Stock at the time a holder submits a notice of conversion. This penalty provision requires the Company to pay all holders of outstanding Series D Preferred Stock a default payment in the amount of (N/365) x (.24) x the initial stated value of the outstanding and/or tendered but not converted shares of Preferred Stock held by each holder where N = the number of days from the conversion default date that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining outstanding shares of the Series D Preferred Stock by the fifth day of the following calendar month.

         In addition, in the event the shares of Common Stock issuable upon conversion of the Series D Preferred Stock are not delivered to the holder within five (5) days after the holder provides written notice of conversion to the Company, the Company is required to pay to the holder one (1%) percent of the stated value of the Series D Preferred Stock in cash or shares of Common Stock at the option of the holder for each day after the 5th business day following the date the Company receives the holder's conversion notice that certificates are not received.

         The Company has agreed with the holders of the Series D Preferred Stock that the Company shall prepare and file with the SEC, no later than forty-five
(45) days after the final closing date of the Offering, a registration statement covering a sufficient number of shares of Common Stock, but in no event less than the number of shares of Common Stock into which the Series D Preferred Stock would be convertible at the time of filing of the registration statement. In the event that the Company does not file the registration statement within forty-five (45) days from the final closing date of the Offering, then the Company shall pay to the holders an amount equal to two (2%) percent of the stated value and the accrued dividends on the Series D Preferred Stock for each month or portion thereof, commencing forty-five (45) days from the final closing date of the Offering and continuing each month thereafter until the date the registration statement is filed. Such payment shall at the holder's option be paid either in shares of Common Stock or cash. Moreover, subject to certain limitations, if the registration statement is not declared effective by the SEC within one hundred twenty (120) days after the filing of the registration statement, then the Company shall also make payments to the holders equal to two (2%) percent of the stated value and accrued dividends for each thirty (30) day period after the initial 120 day period that the registration statement has not been declared effective.

         In connection with the Offering, on approximately November 6, 1998, the Company sold the minimum five hundred (500) shares of Series D Preferred Stock and received gross proceeds of $500,000.

         Because, as indicated above, the NASDAQ Rule prevents the Company from issuing a number of shares of Common Stock equal to or greater than twenty (20%) percent of the number of the Company's outstanding shares of Common Stock unless such issuance is approved by the Company's shareholders at a shareholders' meeting, the Company may only convert the Series D Preferred Stock into approximately 5,090,565 shares of Common Stock, based upon the number of shares outstanding as of the Record Date unless this Proposal is approved.

         The Board of Directors believes that it is in the Company's best interest to be able to convert the Series D Preferred Stock in accordance with its terms rather than be required to redeem such securities at the Redemption Price as provided in the event any shares of Series D Preferred Stock cannot be converted. If the remaining 4,500 shares of Series D Preferred Stock are sold, and this Proposal Two is approved at the meeting, the holders thereof may convert such shares into approximately 28,800,000 shares of Common Stock, based upon the closing bid price of $0.15625 for the Common Stock on the Record Date.

         THE FOREGOING DESCRIPTION OF THE SERIES D PREFERRED STOCK IS A SUMMARY ONLY, AND STOCKHOLDERS SHOULD PRIOR TO VOTING READ IN ITS ENTIRETY THE CERTIFICATE OF DESIGNATION PREFERENCES, RIGHTS AND LIMITATIONS OF THE SERIES D PREFERRED STOCK ANNEXED HERETO AS EXHIBIT 1 WHICH SETS FORTH ALL OF THE PREFERENCES, RIGHTS AND LIMITATIONS OF THE SERIES D PREFERRED STOCK.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ISSUANCE OF ADDITIONAL SHARES TO PERMIT THE CONVERSION IN FULL OF THE SERIES D PREFERRED STOCK.

                                  OTHER MATTERS

         Management does not know of any other matters which are likely to be brought before the Meeting. However, in the event that any other matters properly come before the Meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment in said matters.

                                     By Order of the Board of Directors

                                     Joseph A. Rosio
                                     President

Melville, New York
December __, 1998



           PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY

PROXY CARD FRONT

                        NORTHEAST DIGITAL NETWORKS, INC.

                      PROXY SOLICITED BY BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Joseph A. Rosio and Christopher J. Garcia and each of them, with full power of substitution, as proxies to represent the undersigned and vote all the shares of Common Stock of Northeast Digital Networks, Inc., which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on December ---, 1998, at 10:00 a.m. local time at the Wyndham Wind Watch Hotel, 1717 Vanderbilt Motor Parkway, Hauppage, New York 11788, and at any adjournments thereof, in the following manner:

         Management recommends that you vote FOR Proposal 1 and FOR Proposal 2.

         1. Proposal to effectuate a one-for- ------ reverse stock split of the Common Stock.

                  [  ] FOR          [  ] AGAINST              [  ] ABSTAIN

         2. Proposal to approve the issuance of additional shares to permit conversion in full of the Series D Preferred Stock.

                  [  ] FOR          [  ] AGAINST              [  ] ABSTAIN

         3. IN ACCORDANCE WITH THEIR BEST JUDGMENT, the Proxy is authorized to vote upon any other matter which may properly come before the Meeting.

         THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS OTHERWISE DIRECTED, OR IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


Date: ----------------------- , 1998


------------------------------------
Signature


------------------------------------
Signature if jointly held


                           Please date and sign exactly as your name appears hereon. If shares are jointly held, all joint owners should sign. Trustees and others signing in a representative capacity shall sign as such. If the owner is a corporation or partnership, a duly authorized officer or partner shall sign the full corporate or partnership name.

                                 EXHIBIT INDEX



                     Exhibit 4.1   Certificate of Designation